Exhibit 10.24

The document from Client Service Center of Erdos Power Industry Bureau

No.125 EECS (2005)

Electricity supplying to Laiyegou Coal Mine of Inner Mongolia TeHong Coal Group

Inner Mongolia TeHong Coal Group Laiyegou Coal Mine:

Your Laiyegou coal mine applied for project reconstruction at ChuanZhang town of Zhunger county, with annual production of 600000 ton after reconstruction, the grade of voltage is 10KV, and expected volume for electricity usage will be 1500KVA.

According to your primarily-chose address for electricity using, layout of local power grid and conditions of load, we give reply to intent plan of electricity supplying as follows:

Your electricity using address locates Chuanzhang town, Zhungeer county. Power grid can supply certain load, we need to construct power distribution room of 10KV according to load conditions. You should take on the expense including design, order, installation and debugging of 10KV power distribution room, circuit construction and civil engineering.

You should provide us formal electricity-using information when you need to confirm electricity-supplying plan in your construction. We will confirm detailed, reasonable and formal electricity-supplying plan in terms of status of power grid on the spot. The following is the list needed to supply:

1.	The document of permission for electricity using in project from upper authority.

2.	The permission for establishment of project.

3.	Electricity-using address, electricity-using character, electricity-using voltage, electricity-using capacity, electricity-using equipment list and plan of plant.

4.	Load type, standby electrical source, insurance and secure power source, and the requirement of reliability for electricity supplying.

5.	The developing arrangement of electricity using.

6.	The copy of relative information, such as business license, qualification certificate of artificial person, tax registration certificate, account-opening bank and account No. etc.

7.	The name and connecting method of your company

                                                                                                   Client Service Center of Erdos Power Industry Bureau

                                                                                                   Nov.1th, 2005